As filed with the Securities and Exchange Commission on September 30, 2015

Registration No. 333-192852

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 7
TO
FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AMERICAN ENERGY CAPITAL PARTNERS —
ENERGY RECOVERY PROGRAM, LP

(Exact Name of Registrant as Specified in its Charter)

Delaware	1311	46-4076419
(State or other jurisdiction of incorporation or organization)	(Primary standard industrial classification code number)	(I.R.S. Employer Identification No.)

405 Park Avenue,
New York, New York 10022
(212) 415-6500

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

William M. Kahane
Chief Executive Officer and President
American Energy Capital Partners GP, LLC
405 Park Avenue, New York, New York 10022
(212) 415-6500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:
Gerald A. Bollinger, Esq.
Kunzman & Bollinger, Inc.
5100 N. Brookline
Suite 600
Oklahoma City, Oklahoma 73112
Telephone: (405) 942-3501
Telecopy: (405) 942-3527

Approximate date of commencement of proposed sale of the securities to the public: This Post-Effective Amendment No. 7 to Registration Statement on Form S-1 (Registration No. 333-192852) is being filed to deregister all of the shares of common stock that were registered but unsold under the Registration Statement that remained unsold as of the termination of the offering.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 7 relates to the Registration Statement on Form S-1 (file no. 333-192852), initially filed on December 13, 2013 (the “Registration Statement”) by American Energy Capital Partners — Energy Recovery Program, LP (the “Partnership”), pursuant to which the Partnership registered 100,000,000 limited partner interests (“Common Units”).

On September 11, 2015, the General Partner of the Partnership approved the termination of the Partnership’s initial public offering (the “Offering”). Accordingly, pursuant to the undertaking contained in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities that remain unsold at the termination of the Offering, the Partnership hereby amends the Registration Statement by deregistering all Common Units that were registered but unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 7 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on September 30, 2015.

AMERICAN ENERGY CAPITAL PARTNERS — ENERGY RECOVERY PROGRAM, LP
By: American Energy Capital Partners GP, LLC, its general partner
By: /s/ William M. Kahane Name: William M. Kahane Title: Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 7 to the registrant’s Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title with the general partner	Date
/s/ William M. Kahane William M. Kahane	Chief Executive Officer and President (principal executive officer)	September 30, 2015
/s/ Nicholas Radesca Nicholas Radesca	Chief Financial Officer and Treasurer (principal financial and accounting officer)	September 30, 2015
/s/ Peter M. Budko Peter M. Budko	Executive Vice President and Secretary	September 30, 2015
/s/ Nicholas S. Schorsch Nicholas S. Schorsch	Director	September 30, 2015
/s/ William M. Kahane William M. Kahane	Director	September 30, 2015